Exhibit 99.n.(2)

[EVERSHEDS SUTHERLAND (US) LLP]

THOMAS E. BISSET

Direct Line: (202) 383-0118

Internet:  ThomasBisset@eversheds-sutherland.com

April 30, 2019

VIA EDGAR

Farm Bureau Life Insurance Company

5400 University Avenue

West Des Moines, IA  50266

Re:	Farm Bureau Life Variable Account
(File No. 333-87766)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 23 to the Registration Statement on Form N-6 for Farm Bureau Life Variable Account (File No. 333-87766).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

EVERSHEDS SUTHERLAND (US) LLP

/s/ Thomas E. Bisset
Thomas E. Bisset